EXHIBIT 4.2

                                   COSI, INC.

                              SUBSCRIPTION WARRANT
                    FOR HOLDERS OF RECORD ON [________], 2003

___________________________                      _______________________________
Subscription Warrant Number                      Total Aggregate Value of Shares

__________________________                            __________________________
Name and Address of                                   Shares Owned on Record
Date Shareholder

            Cosi, Inc. (the "Company") is conducting an offering (the "Rights Offering") of up to 19,140,892 shares of its common stock, par value $0.01 per share (the "Common Stock"), pursuant to the non-transferable subscription rights (the "Rights") distributed to all holders of record of shares of Common Stock as of the close of business on [______], 2003 (the "Record Date"). As the registered owner of this Subscription Warrant, you are entitled to the number of Rights shown on the top of this Subscription Warrant. You were issued one Right for each share of Common Stock that you held on the Record Date. If the number of shares of Common Stock held by you on the Record Date would have resulted in the issuance of fractional Rights, the number of Rights issued to you was rounded down to the nearest whole number. No cash will be paid for fractional Rights.

            Each Right that you have been issued entitles you to subscribe for and purchase a number of shares of Common Stock with a value equal to an aggregate value of $0.6776, at a purchase price per share equal to the lesser of
(i) $1.50 and (ii) 85% of the weighted average price per share of our common stock as reported on the Nasdaq National Market for the 15-trading-day period ending three business days prior to [_____], 2003. This is referred to as the "Basic Subscription Privilege." You are not required to purchase any shares, or you may elect to purchase some or all of the shares that are covered by the Basic Subscription Privilege. If you fully exercise your Basic Subscription Privilege, you are eligible to subscribe for and purchase additional shares of Common Stock that are offered in the Rights Offering but that are not purchased by other Rights holders up to an aggregate offering of $7.5 million. This is referred to as the "Oversubscription Privilege." The maximum number of shares for which you will be able to subscribe pursuant to your over-subscription privilege will equal your pro rata share of the total amount of shares available for over-subscription. The total value of shares available for over-subscription will equal $7.5 million reduced by the total value of shares subscribed for pursuant to all stockholders' basic subscription privilege. Your pro rata share will be based upon the total number of shares of our common stock and warrants to purchase shares of our common stock you own compared to the total number of shares of our common stock and warrants to purchase shares of our common stock owned by all stockholders who exercised their over-subscription privilege and the Funding Parties. If there is an insufficient number of shares of our common stock remaining unsold after holders have exercised their basic subscription rights to satisfy in full all subscriptions that we receive for additional shares, we will allocate the available shares among the holders who execute their over-subscription privilege on a pro rata basis according to their respective holdings, up to the amount such holder has subscribed for through the exercise of such holder's over-subscription privilege.

            This Subscription Warrant (or the enclosed Notice of Guaranteed Delivery), together with payment in full of the subscription price, must be received by the Company's subscription agent, American Stock Transfer & Trust Company prior to 5:00 p.m., Eastern Daylight Time, on [_____], 2003, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date will be null and void. The address of American Stock Transfer & Trust Company is [_____________________________], and its telephone number is [__________]. Delivery of this Subscription Warrant by facsimile will not constitute valid delivery.

            Your rights are not transferable, except by operation of law in the event of the death of the record holder of this Subscription Warrant or the dissolution of a record holder that is a corporation, partnership, or other entity. For questions about the exercise of Rights in such event, please contact American Stock Transfer & Trust Company.

            FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING, PLEASE REVIEW THE ENCLOSED PROSPECTUS DATED [_______], 2003 (THE "PROSPECTUS"), WHICH IS INCORPORATED HEREIN BY REFERENCE. AN ADDITIONAL COPY OF THE PROSPECTUS MAY BE OBTAINED FROM AMERICAN STOCK TRANSFER & TRUST COMPANY.

            TO EXERCISE SOME OR ALL OF YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS SUBSCRIPTION WARRANT AND RETURN THE COMPLETED SUBSCRIPTION WARRANT AND PAYMENT OF THE FULL SUBSCRIPTION PRICE TO AMERICAN STOCK TRANSFER & TRUST COMPANY.

Dated: ______________, 2003                        COSI, INC.



                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:



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

                            EXERCISE AND SUBSCRIPTION

            The undersigned hereby irrevocably subscribes for the shares of Common Stock specified below on the terms and conditions set forth in the Prospectus, receipt and review of which hereby are acknowledged. The undersigned acknowledges that his or her election may not be amended or revoked.

              (a) Total Aggregate Value of shares subscribed for:

            ---------------------------------------------------------

            (i) Pursuant to Basic
            Subscription Privilege
            (not to exceed the Total    $____________ (Line 1)
            Aggregate Value on the
            reverse side of this
            Subscription Warrant):
            ---------------------------------------------------------

            (ii) Pursuant to
            Oversubscription Privilege
            (subject to limitation,     $_____________ (Line 2)
            but exercisable only if
            the Basic Subscription
            Privilege is fully
            exercised):
            ---------------------------------------------------------

            (iii) Total (sum of Lines   $_____________ (Line 3)
            1 and 2):
            ---------------------------------------------------------

            If the total aggregate value of shares subscribed for pursuant to the Oversubscription Privilege is not specified and the amount enclosed or transmitted exceeds the aggregate value for all shares payable upon exercise of the Basic Subscription Privilege with respect to all Rights represented by this Subscription Warrant (the "Subscription Excess"), the Rights holder exercising this Subscription Warrant will be deemed to have exercised the Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock, at the Subscription Price, with a value equal to the Subscription Excess, subject to proration as described in the Prospectus. To the extent any portion of the aggregate subscription price enclosed or transmitted remains after the forgoing procedures, such funds will be mailed to the Rights holder, without interest, as soon as practicable. No fractional shares will be issued.

               (c) Method of Payment (check appropriate box):
              -----------------------------------------------------

                       Personal check, certified check, or
              [   ]    cashier's check drawn on a U.S. bank, or a
                       U.S. postal or express money order, and made payable to
                       the order of American Stock Transfer & Trust Company; or
              ------------------------------------------------------------------

              [   ]    Wire transfer directed to [_____________________]
              ------------------------------------------------------------------

                       Check here if Rights are being exercised pursuant to a Notice of Guaranteed Delivery delivered to American Stock Transfer & Trust Company prior to the date of this Subscription Warrant, and complete the following:

                       Date of Execution of Notice of Guaranteed
                       Delivery:

                       __________________

                       Name of Institution which Guaranteed
                       Delivery:

                       __________________
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

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                            RIGHTS HOLDER'S SIGNATURE

            The following signature(s) must correspond exactly with the name of the registered holder that appears on the reverse side of this Subscription Warrant.

Date:  ____________________, 2003                  ___________________________
                                                   Signature



                                                   ___________________________
                                                   Signature

            If this Subscription Warrant is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, limited liability company or other entity, or another person acting in a fiduciary or representative capacity, please provide the following information. See the instructions that accompany this Subscription Warrant.

Name:  _______________________________

Capacity:  ___________________________

Address:  ____________________________

       _______________________________

Telephone Number:  ___________________

Tax Identification or Social Security Number:

______________________________________

Address for mailing of stock certificate or any refund of subscription funds pursuant to the Prospectus if different from the address shown on the face of this Subscription Warrant:

______________________________________
______________________________________
______________________________________



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